FOR IMMEDIATE RELEASE

Jones Soda Co. Strengthens Board of Directors with Appointment of Jennifer Cue

SEATTLE - April 9, 2012 - Jones Soda Co. (JSDA), a leader in the premium soda category and known for its unique branding and innovative marketing, today announced Jennifer Cue has joined the company's Board of Directors. Cue was at Jones Soda from the beginning and held various leadership roles at the company from 1995 through 2005, including Chief Financial Officer, Chief Operating Officer and board member.

“While Jennifer was here as interim CFO we found that she brought meaningful operational and financial context from Jones' history.   Having Jennifer on the board will allow us to continue to tap into her knowledge and experience as a former senior executive at Jones during a time when much was accomplished,” said William Meissner, CEO of Jones Soda.

After successfully building Jones Soda, Cue parted ways with the company to spend time abroad. Most recently she has focused her professional acumen on strategic business consulting, private investment initiatives and financial advising. Prior to her time with Jones Soda she worked in corporate banking and equity investment for several financial firms.

“When I exited Jones Soda in 2005 the company was in its heyday, and we were laser focused on our core product that put us on the map - Jones Soda in glass bottles,” noted Cue. “After stepping back to the Company in an interim position in the fall of 2011, I was able to re-confirm my enthusiasm for the brand, the company and its potential. I am now excited to return to the company at the board level and be part of the team as the turnaround continues and look to creating a strong future for the Company.”

About Jones Soda Co.
Headquartered in Seattle, Washington, Jones Soda Co.® (NASDAQ: JSDA) markets and distributes premium beverages under the Jones Soda, Jones Pure Cane Soda® and WhoopAss® Energy Drink brands and sells through its distribution network in markets primarily across North America. A leader in the premium soda category, Jones is known for its variety of flavors and innovative labeling technique that incorporates always-changing photos sent in from its consumers. Jones Soda is sold through traditional beverage retailers.

Forward‐Looking Statements Disclosure
Certain statements in this press release are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include all passages containing words such as "aims," "anticipates," "becoming," "believes," "continue," "estimates," "expects," "future," "intends," "plans," "predicts," "projects," "targets," or "upcoming". Forward-looking statements also include any other passages that are primarily relevant to expected future events or that can only be evaluated by events that will occur in the future. Forward-looking statements are based on the opinions and estimates of management at the time the statements are made and are subject to certain risks and uncertainties that could cause actual results to differ materially from those anticipated or implied in the forward-looking statements. Factors that could affect Jones Soda's actual results include, among others, its ability to maintain compliance with the continued listing requirements of The Nasdaq Capital Market, its ability to successfully execute on its operating plan; its ability to secure additional financing or to generate sufficient cash flow from operations; its ability to use the net proceeds from any financings to improve its financial condition or market value; its ability to increase demand and points of distribution for its products or to successfully innovate new products and product extensions; its ability to establish distribution arrangements with distributors, retailers or national retail accounts; its ability to maintain relationships with co-packers; its ability to maintain a consistent and cost-effective supply of raw materials; its ability to receive returns on its trade spending and slotting fee expenditures; its ability to maintain brand image and product quality; its ability to protect its intellectual property; the impact of current and future litigation; its ability to develop new products to satisfy customer preferences; and the impact of intense competition from other beverage suppliers. More information about factors that potentially could affect Jones Soda's financial results is included in Jones Soda's most recent annual report on Form 10-K for the year ended December 31, 2011 and in the Company's quarterly reports on Form 10-Q filed with the Securities and Exchange Commission in 2011. Readers are cautioned not to place undue reliance upon these forward-looking statements that speak only as to the date of this release. Except as required by law, Jones Soda undertakes no obligation to update any forward-looking or other statements in this press release, whether as a result of new information, future events or otherwise.
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Media Contact:

Amanda Foley
Duo PR, for Jones Soda Co.
(206) 957-1387
amanda@duopr.com